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     THIS AGREEMENT made this 30th day of November, 1995.


A M O N G :

               MEL GREENSPOON, IN TRUST

               (hereinafter called "MG")


     - and -


               NICHOLAS PLESSAS, IN TRUST

               (hereinafter called "NP")


     - and -


               LA-NUR INC., a company incorporated under the laws of the Province of Ontario

               (hereinafter called "LA-NUR")


     WHEREAS NP entered into an agreement (the "Novatone
Agreement") dated as of November 17, 1995 with LA-NUR (a copy of which is attached hereto as Schedule "A") in respect of certain rights and obligations relating to a certain facial muscle stimulator product and a certain trade mark;

     AND WHEREAS the Novatone Agreement provides that NP may assign its rights and obligations under the Novatone Agreement provided that such assignee agrees to become bound by the terms of the Novatone Agreement;

     AND WHEREAS NP desires to assign, and MG desires to assume, the rights and obligations of NP under the Novatone Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the sum of One Dollar paid by each party hereto to each of the other parties hereto and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), it is hereby agreed as follows:

1. Assignment of Novatone Agreement. NP hereby assigns to MG all of NP's right, title, estate and interest in the covenants, terms and conditions contained in the Novatone Agreement and all benefits derived therefrom, and MG hereby accepts such assignment and MG hereby agrees to be bound by and perform or cause to be performed all the covenants, terms and conditions contained in the Novatone Agreement irrespective of whether said covenants,
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terms and conditions should have been performed prior to the date of this Agreement.

2. Indemnification of NP. MG hereby covenants and agrees, at its expense, to indemnify, to defend and to save and hold NP harmless from and against and in respect of any and all obligations, commitments and liabilities of and claims against NP (whether absolute, accrued or contingent) arising out of or in any way connected with the non-performance or breach of MG of any of the obligations of NP under the Novatone Agreement and all claims, demands, causes of action, actions, losses, damages and expenses of every nature and kind for or in respect of or relating thereto.

3. Assignment. MG may, at any time and from time to time, assign its rights and obligations under this Agreement, in whole or in part, to any person, partnership, corporation or other entity, provided that such person agrees to become bound by the terms of this Agreement.

4. Enurement. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.   Entire Agreement.  This Agreement constitutes the entire
Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, commitments, conditions, representations, warranties and undertakings.

6. Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

7. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario.

8. Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of this Agreement bearing original signatures forthwith upon demand.
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     IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.


Witness: /S/ Michael Bellman

By:   /S/ Nicholas Plessas, In Trust


Witness: /S/ Michael Bellman

By:   /S/ Mel Greenspoon, In Trust


LA-NUR INC.

Per: /S/ Rivqa Resnick,President